Filed Pursuant to Rule 424(b)(5)
Registration No.: 333-209657

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell nor do they seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion. Dated August 7, 2017.

PROSPECTUS SUPPLEMENT

(To Prospectus Dated February 23, 2016)

Regions Financial Corporation

$                % Senior Notes due 2022

$             Senior Floating Rate Notes due 2022

We are offering by this prospectus supplement $         principal amount of our     % Senior Notes due 2022 (the “Fixed Rate Notes”) and $         principal amount of our Senior Floating Rate Notes due 2022 (the “Floating Rate Notes” and, together with the Fixed Rate Notes, the “Notes”). We will pay interest on the Fixed Rate Notes at an annual rate equal to     % and will pay interest on February and August      of each year beginning on February     , 2018. The Floating Rate Notes will bear interest at a floating rate per year equal to the 3-month U.S. dollar London Interbank Offered Rate (“LIBOR”), reset on each Interest Reset Date (as defined herein), plus     %. We will pay interest on the Floating Rate Notes quarterly on February     , May     , August     and November      of each year, beginning on November     , 2017. The Notes will mature on August     , 2022.

The Fixed Rate Notes may not be redeemed by us prior to February    , 2018. We may redeem the Fixed Rate Notes, in whole or in part, at any time and from time to time after February    , 2018, at the applicable redemption prices set forth herein under “Description of the Notes—Redemption.” We may not redeem the Floating Rate Notes prior to July     , 2022 (one month prior to their maturity). At any time on or after July     , 2022, we may redeem the Floating Rate Notes, in whole or in part, at any time and from time to time, by paying the aggregate principal amount of the Floating Rate Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date. The Notes will not be subject to repayment at the option of the holder at any time prior to maturity and will not be entitled to any sinking fund.

The Notes will be senior unsecured obligations of Regions Financial Corporation and will rank equally among themselves and with all of our other unsecured and unsubordinated indebtedness. The Notes will not be guaranteed by any of our subsidiaries.

The Notes will be issued only in registered book-entry form, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Notes will not be listed on any securities exchange. Currently there is no public market for the Notes.

Investing in the Notes involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement to read about factors you should consider before investing in the Notes.

	Price to Public(1)		Underwriting Discounts and Commissions		Proceeds, Before Expenses, to Regions(1)
Per Fixed Rate Note		%		%		%
Total Fixed Rate Notes	$		$		$
Per Floating Rate Note		%		%		%
Total Floating Rate Notes	$		$		$

(1)	Plus accrued interest, if any, from , 2017.

Neither the Securities and Exchange Commission, any state securities commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The Notes are not savings accounts, deposits or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

The underwriters expect to deliver the Notes in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V., against payment in New York, New York on or about                 , 2017.

Our affiliates may use this prospectus supplement and the accompanying prospectus in connection with offers and sales of the Notes in the secondary market. These affiliates may act as principal or agent in those transactions. Secondary market sales will be made at prices related to market prices at the time of sale.

Joint Book-Running Managers

Goldman Sachs & Co. LLC	J.P. Morgan	Morgan Stanley	RBC Capital Markets	Regions Securities LLC

Prospectus Supplement dated                      , 2017

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described below under the heading “Where You Can Find More Information.”

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “we,” “us,” “our” or similar references mean Regions Financial Corporation and not its subsidiaries and references to “Regions” mean Regions Financial Corporation and its subsidiaries.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, and any related free writing prospectus prepared by us or on our behalf and the documents incorporated by reference. Neither we nor any underwriter has authorized anyone to provide you with any other information. When you make a decision about whether to invest in the Notes, you should not rely upon any information other than the information in this prospectus supplement, the accompanying prospectus, any related free writing prospectus prepared by us or on our behalf and the documents incorporated by reference. You should assume that information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus prepared by us or on our behalf and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus supplement and the accompanying prospectus are not an offer to sell or solicitation of an offer to buy Notes in any circumstances under which the offer or solicitation is unlawful.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov and on the investor relations page of our website at www.regions.com. Except for SEC filings incorporated by reference in this prospectus supplement and the accompanying prospectus, none of the information on or that can be accessed through our website is part of this prospectus supplement or the accompanying prospectus. You may also read and copy any document we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available at the offices of the New York Stock Exchange (“NYSE”). For further information on obtaining copies of our public filings at the NYSE, you should call 212-656-5060.

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and information that we subsequently file with the SEC will automatically update and supersede the information in this prospectus supplement and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC, and

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any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until we sell all the Notes offered by this prospectus supplement (in each case, other than information that is deemed, under SEC rules, not to have been filed):

•	Our Annual Report on Form 10-K for the year ended December 31, 2016 (including the portions of our Definitive Proxy Statement on Schedule 14A incorporated by reference therein), filed February 24, 2017 (as amended by Amendment No. 1 to our Annual Report on Form 10-K/A, filed on March 1, 2017);

•	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2017, filed May 5, 2017, and the quarter ended June 30, 2017, filed August 4, 2017; and

•	Our Current Reports on Form 8-K, filed January 5, 2017, January 10, 2017, April 20, 2017, April 25, 2017, June 28, 2017 and July 27, 2017.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing or calling us at the following address:

Regions Financial Corporation

Investor Relations

1900 Fifth Avenue North

Birmingham, Alabama 35203

Telephone: (205) 581-7890

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information included or incorporated by reference in this prospectus supplement and the accompanying prospectus may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can” and similar expressions often signify forward-looking statements. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s current expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, and because they also relate to the future they are likewise subject to inherent uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. Therefore, we caution you against relying on any of these forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, those described below:

•	Current and future economic and market conditions in the United States generally or in the communities Regions serves, including the effects of declines in property values, unemployment rates and potential reductions of economic growth, which may adversely affect Regions’ lending and other businesses and Regions’ financial results and conditions.

•	Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, which could have a material adverse effect on Regions’ earnings.

•	The effects of a possible downgrade in the U.S. government’s sovereign credit rating or outlook, which could result in risks to Regions and general economic conditions that Regions is not able to predict.

•	Possible changes in market interest rates or capital markets could adversely affect Regions’ revenue and expenses, the value of assets and obligations, and the availability and cost of capital and liquidity.

•	Any impairment of Regions’ goodwill or other intangibles, or any adjustment of valuation allowances on Regions’ deferred tax assets due to adverse changes in the economic environment, declining operations of the reporting unit, or other factors.

•	Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and leases, including operating leases.

•	Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, loan loss provisions or actual loan losses where Regions’ allowance for loan losses may not be adequate to cover its eventual losses.

•	Possible acceleration of prepayments on mortgage-backed securities due to low interest rates, and the related acceleration of premium amortization on those securities.

•	Regions’ inability to effectively compete with other financial services companies, some of whom possess greater financial resources than Regions does and are subject to different regulatory standards than Regions is.

•	The effects of any developments, changes or actions relating to any litigation or regulatory proceedings brought against Regions or any of its subsidiaries.

•	Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments, which could increase Regions’ funding costs.

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•	Regions’ inability to develop and gain acceptance from current and prospective customers for new products and services in a timely manner could have a negative impact on its revenue.

•	Changes in laws and regulations affecting Regions’ businesses, such as the Dodd-Frank Act and other legislation and regulations relating to bank products and services, as well as changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies, which could require Regions to change certain business practices, increase compliance risk, reduce its revenue, impose additional costs on Regions, or otherwise negatively affect Regions’ businesses.

•	Regions’ ability to obtain a regulatory non-objection (as part of the comprehensive capital analysis and review (“CCAR”) process or otherwise) to take certain capital actions, including paying dividends and any plans to increase common stock dividends, repurchase common stock under current or future programs, or redeem preferred stock or other regulatory capital instruments, may impact Regions’ ability to return capital to stockholders and market perceptions of Regions.

•	Regions’ ability to comply with stress testing and capital planning requirements (as part of the CCAR process or otherwise) may continue to require a significant investment of its managerial resources due to the importance and intensity of such tests and requirements.

•	Regions’ ability to comply with applicable capital and liquidity requirements (including, among other things, the Basel III capital standards and the LCR Rule), including Regions’ ability to generate capital internally or raise capital on favorable terms. If Regions fails to meet requirements, its financial condition could be negatively impacted.

•	The Basel III framework calls for additional risk-based capital surcharges for globally systemically important banks. Although Regions is not subject to such surcharges, it is possible that in the future Regions may become subject to similar surcharges.

•	The costs, including possibly incurring fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions to which Regions or any of its subsidiaries is a party, and which may adversely affect Regions’ results.

•	Regions’ ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support its business.

•	Regions’ ability to execute on its strategic and operational plans, including Regions’ ability to fully realize the financial and non-financial benefits relating to its strategic initiatives.

•	The success of Regions’ marketing efforts in attracting and retaining customers.

•	Possible changes in consumer and business spending and saving habits and the related effect on Regions’ ability to increase assets and to attract deposits, which could adversely affect Regions’ net income.

•	Regions’ ability to recruit and retain talented and experienced personnel to assist in the development, management and operation of its products and services may be affected by changes in laws and regulations in effect from time to time.

•	Fraud or misconduct by Regions’ customers, employees or business partners.

•	Any inaccurate or incomplete information provided to Regions by its customers or counterparties.

•	The risks and uncertainties related to Regions’ acquisition and integration of other companies.

•	Inability of Regions’ framework to manage risks associated with its business such as credit risk and operational risk, including third-party vendors and other service providers, which could,

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among other things, result in a breach of operating or security systems as a result of a cyber attack or similar act.

•	The inability of Regions’ internal disclosure controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts.

•	The effects of geopolitical instability, including wars, conflicts and terrorist attacks and the potential impact, directly or indirectly on Regions’ businesses.

•	The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes and environmental damage, which may negatively affect Regions’ operations and/or its loan portfolios and increase its cost of conducting business.

•	Changes in commodity market prices and conditions could adversely affect the cash flows of Regions’ borrowers operating in industries that are impacted by changes in commodity prices (including businesses indirectly impacted by commodities prices such as businesses that transport commodities or manufacture equipment used in the production of commodities), which could impair their ability to service any loans outstanding to them and/or reduce demand for loans in those industries.

•	Regions’ inability to keep pace with technological changes could result in losing business to competitors.

•	Regions’ ability to identify and address cyber-security risks such as data security breaches, malware, “denial of service” attacks, “hacking” and identity theft, a failure of which could disrupt Regions’ business and result in the disclosure of and/or misuse or misappropriation of confidential or proprietary information; disruption or damage to its systems; increased costs; losses; or adverse effects to Regions’ reputation.

•	Regions’ ability to realize its adjusted efficiency ratio target as part of its expense management initiatives.

•	Significant disruption of, or loss of public confidence in, the Internet and services and devices used to access the Internet could affect the ability of Regions’ customers to access their accounts and conduct banking transactions.

•	Possible downgrades in Regions’ credit ratings or outlook could increase the costs of funding from capital markets.

•	The effects of problems encountered by other financial institutions that adversely affect Regions or the banking industry generally could require Regions to change certain business practices, reduce its revenue, impose additional costs on Regions or otherwise negatively affect Regions’ businesses.

•	The effects of the failure of any component of Regions’ business infrastructure provided by a third party could disrupt its businesses; result in the disclosure and/or misuse of confidential information or proprietary information; increase its costs; negatively affect its reputation; and cause losses.

•	Regions’ ability to receive dividends from its subsidiaries could affect its liquidity and ability to pay dividends to stockholders.

•	Changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies could materially affect how Regions reports its financial results.

•	Other risks identified from time to time in reports that we file with the SEC.

•	The effects of any damage to Regions’ reputation resulting from developments related to any of the items identified above.

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You should not place undue reliance on any forward-looking statements, which speak only as of the date made. Factors or events that could cause Regions’ actual results to differ may emerge from time to time, and it is not possible to predict all of them. We assume no obligation to update or revise any forward-looking statements that are made from time to time, either as a result of future developments, new information or otherwise, except as may be required by law.

The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” in Regions’ Annual Report on Form 10-K for the year ended December 31, 2016 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017, each as filed with the SEC, and “Risk Factors” in Regions’ Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC.

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SUMMARY

This summary highlights selected information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and does not contain all the information that you need to consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference herein and therein, before deciding whether to invest in the Notes. You should pay special attention to the “Risk Factors” section of this prospectus supplement and contained in our Annual Report on Form 10-K for the year ended December 31, 2016 to determine whether an investment in the notes is appropriate for you.

Regions Financial Corporation

Regions Financial Corporation is a Delaware corporation (NYSE symbol: RF) and financial holding company headquartered in Birmingham, Alabama, which operates throughout the South, Midwest and Texas. Regions is a member of the S&P 500 Index and is one of the nation’s largest full-service providers of consumer and commercial banking, wealth management, mortgage and insurance products and services. Through its subsidiary, Regions Bank, Regions operates approximately 1,500 branch outlets and 1,900 ATMs. At June 30, 2017, Regions had total consolidated assets of approximately $124.6 billion, total consolidated deposits of approximately $98.1 billion and total consolidated stockholders’ equity of approximately $16.9 billion.

Our principal executive offices are located at 1900 Fifth Avenue North, Birmingham, Alabama 35203, and our telephone number is (800) 734-4667.

Summary of the Offering

The following summary contains basic information about the Notes and this offering and is not intended to be complete. It does not contain all the information that you should consider before deciding whether to invest in the Notes. For a complete understanding of the Notes, you should read the section of this prospectus supplement entitled “Description of Notes.”

Issuer	Regions Financial Corporation, a Delaware corporation and a financial holding company.

Notes Offered	$ aggregate principal amount of % Senior Notes due 2022, which we refer to as the “Fixed Rate Notes,” and $ aggregate principal amount of Senior Floating Rate Notes due 2022, which we refer to as the “Floating Rate Notes.” We refer to the Fixed Rate Notes together with the Floating Rate Notes as the “Notes.”

Issue Date	August , 2017.

Maturity	August , 2022.

Payment of Interest on the Fixed Rate Notes

We will pay interest on the Fixed Rate Notes at an annual rate equal to     % and will pay such interest on February and August     of each year (each a “fixed rate note interest payment date”), beginning on February     , 2018. Interest on the

Fixed Rate Notes will accrue from August , 2017. Interest on the Fixed Rate Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Payment of Interest on the Floating Rate Notes	We will pay interest on the Floating Rate Notes at a floating rate per annum equal to the 3-month U.S. dollar LIBOR, reset on each Interest Reset Date (as defined herein), plus %, and will pay such interest quarterly in arrears on February , May , August and November of each year, beginning on November , 2017 (each a “floating rate note interest payment date”). Interest on the Floating Rate Notes will accrue from August , 2017. Interest on the Floating Rate Notes will be calculated on the basis of the actual number of days in the relevant interest period divided by 360.

Record Dates	For the Fixed Rate Notes, interest will be paid to the persons in whose names the Fixed Rate Notes are registered at the close of business on January and July .

For the Floating Rate Notes, interest will be paid to the persons in whose names the Floating Rate Notes are registered at the close of business on the fifteenth calendar day immediately preceding the applicable floating rate note interest payment date.

No Guarantees	The Notes are not guaranteed by any of our subsidiaries. As a result, the Notes will be structurally subordinated to the liabilities of our subsidiaries as discussed below under “Ranking.”

Ranking

The Notes will be senior unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness and will be effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing such indebtedness, and structurally subordinated to the existing and future indebtedness of our subsidiaries. As of June 30, 2017, our subsidiaries had, in the aggregate, outstanding debt and other liabilities, including deposits, of approximately $106.0 billion. All of such debt and other liabilities would rank structurally senior to the Notes in case of liquidation or otherwise. As of June 30, 2017, Regions Financial Corporation (parent company only) had an aggregate of approximately $1.2 billion of outstanding senior debt and approximately $555 million of outstanding subordinated and junior subordinated debt.

The indenture pursuant to which we will issue the Notes does not limit the amount of additional indebtedness we or our subsidiaries may incur.

Redemption/Repayment	The Fixed Rate Notes may not be redeemed by us prior to February , 2018. The Fixed Rate Notes may be redeemed by us, at our option, in whole or in part, at any time or from time to time after February , 2018 and prior to July , 2022 (one month prior to their maturity date), at a redemption price equal to 100% of the aggregate principal amount of Fixed Rate Notes to be redeemed plus a “make-whole” premium plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

The Floating Rate Notes may not be redeemed by us prior to July     , 2022.

At any time or from time to time on or after July , 2022 (one month prior to their maturity date), we may redeem either series of Notes in whole or in part by paying the aggregate principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date. See “Description of Notes—Redemption.”

If we choose to redeem any of the Notes, the redemption date chosen by us must be a business day. The Notes will not be subject to repayment at the option of the holder at any time prior to maturity.

Sinking Fund	There is no sinking fund for the Notes.

Further Issuances

The Notes will initially be limited to an aggregate principal amount of $         for the Fixed Rate Notes and an aggregate principal amount of $         for the Floating Rate Notes. We may, without your consent, increase the principal amount of either series of Notes by issuing an unlimited principal amount of additional notes in the future on the same terms and conditions as the applicable Notes offered hereby, except for any differences in the issue date, issue price and interest accrued prior to the date thereof, and with the same CUSIP number as the applicable Notes offered hereby; provided that if any additional notes are not fungible with the applicable Notes offered hereby for U.S. federal income tax purposes, such additional notes will be issued under a separate CUSIP number, and such additional notes will constitute and form a single series with the applicable Notes offered hereby.

Use of Proceeds	The net proceeds to us from the sale of the Notes, after deduction of estimated underwriting discounts and commissions and estimated expenses payable by us, will be approximately $ , and will be used by us for general corporate purposes. We may also use a portion of the net proceeds to repurchase shares of our common stock pursuant to our authorized stock repurchase program.

Form and Denomination	The Notes will be offered in book-entry form through the facilities of The Depository Trust Company in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Investors may elect to hold interests in the Notes through Clearstream Banking, société anonyme, or Euroclear Bank S.A./N.V., as operator of the Euroclear System, if they are participants in these systems, or indirectly through organizations which are participants in these systems.

Listing	The Notes will not be listed on any securities exchange.

Governing Law	The Notes and the indenture pursuant to which we will issue the Notes will be governed by the laws of the State of New York.

Risk Factors	See “Risk Factors” beginning on page S-5 of this prospectus supplement and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in the Notes.

Trustee	Deutsche Bank Trust Company Americas.

Calculation Agent for the Floating Rate Notes	Deutsche Bank Trust Company Americas.

Conflicts of Interest	Regions Securities LLC, our subsidiary, is participating in this offering of Notes as an underwriter. Accordingly, this offering is being conducted in compliance with the provisions of FINRA Rule 5121. Regions Securities LLC is not permitted to sell the Notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the customer to which the account relates.

RISK FACTORS

An investment in our Notes involves certain risks. You should carefully consider the risks described below and the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2016, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in any forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement and the accompanying prospectus.

The Notes are our obligations and not obligations of our subsidiaries and will be structurally subordinated to the claims of our subsidiaries’ creditors.

The Notes are exclusively our obligations and not those of our subsidiaries. We are a holding company that conducts substantially all of our operations through our bank and non-bank subsidiaries. As a result, our ability to make payments on the Notes will depend primarily upon the receipt of dividends and other distributions from our subsidiaries. If we do not receive sufficient cash dividends and other distributions from our subsidiaries, it is unlikely that we will have sufficient funds to make payments on the Notes.

Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no obligation to pay any amounts due on the Notes or to provide us with funds to pay our obligations, whether by dividends, distributions, loans or other payments. In addition, any dividend payments, distributions, loans or advances to us by our subsidiaries in the future will require the generation of future earnings by our subsidiaries and may require regulatory approval. There are statutory and regulatory limitations on the payment of dividends by Regions Bank to us, as well as by us to our stockholders. Regulations of both the Board of Governors of the Federal Reserve System (the “FRB”) and the State of Alabama Banking Department affect the ability of Regions Bank to pay dividends and other distributions to us and to make loans to us. If Regions Bank is unable to make dividend payments to us and sufficient capital is not otherwise available, we may not be able to make principal and interest payments on our debt, including the Notes.

In addition, our right to participate in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise will generally be subject to the prior claims of creditors of that subsidiary. Your ability as a holder of the Notes to benefit indirectly from that distribution also will be subject to these prior claims. The Notes are not guaranteed by any of our subsidiaries. As a result, the Notes will be structurally subordinated to all existing and future liabilities and obligations of our subsidiaries, including deposits, which means that our subsidiaries’ creditors will be paid from our subsidiaries’ assets before holders of the Notes would have any claims to those assets. Therefore, you should look only to our assets for payments on the Notes. At June 30, 2017, the aggregate amount of all debt and other liabilities of our subsidiaries, including deposits, was approximately $106.0 billion. Our subsidiaries may incur additional debt and liabilities in the future, all of which would rank structurally senior to the Notes.

The Notes will be effectively junior to all of our and our subsidiaries’ secured indebtedness.

The Notes will be effectively subordinated to any of the existing and future secured debt we or our subsidiaries may incur, to the extent of the value of the assets securing such debt. In the event that we are declared bankrupt, become insolvent or are liquidated or reorganized, any debt that ranks ahead of the Notes will be entitled to be paid in full from our assets before any payment may be made with respect to the Notes. Holders of the Notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same ranking as the Notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we may not have sufficient assets to pay amounts due on the Notes. As a result, if holders of the Notes receive any payments, they may receive less, ratably, than holders of secured indebtedness.

There are limited covenants in the indenture pursuant to which we will issue the Notes.

Neither we nor any of our subsidiaries is restricted from incurring additional debt or other liabilities, including additional senior debt, under the indenture pursuant to which we will issue the Notes. If we incur additional debt or liabilities, our ability to pay our obligations on the Notes could be adversely affected. We expect to incur, from time to time, additional debt and other liabilities. In addition, we are not restricted under the indenture from granting security interests over our assets, except to the extent described under “Description of Notes—Merger, Consolidation or Sale of Assets” and “Description of Notes—Certain Covenants” in this prospectus supplement, or from paying dividends or issuing or repurchasing our securities.

In addition, there are no financial covenants in the indenture. You are not protected under the indenture in the event of a highly leveraged transaction, reorganization, a default under our existing indebtedness, restructuring, merger or similar transaction that may adversely affect you, except to the extent described under “Description of Notes—Merger, Consolidation or Sale of Assets” and “Description of Notes—Certain Covenants “ included in this prospectus supplement.

The Notes are not insured or guaranteed by the Federal Deposit Insurance Corporation.

The Notes are not savings accounts, deposits or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

You may be unable to sell the Notes because there is no public trading market for the Notes.

The Notes are a new issue of securities with no established trading market. The Notes will not be listed on any securities exchange or included in any automated quotation system. Consequently, the Notes will be relatively illiquid and you may be unable to sell your Notes. Although the representatives of the underwriters have advised us that, following completion of the offering of the Notes, one or more of the underwriters currently intend to make a secondary market in the Notes, they are not obligated to do so and may discontinue any market-making activities at any time without notice. Accordingly, a trading market for the Notes may not develop or any such market may not have sufficient liquidity.

If a trading market for the Notes develops, changes in our credit ratings or the debt markets could adversely affect the liquidity and market price of the Notes.

If a trading market develops, the liquidity and prices of the Notes will depend on many factors, including: (i) our credit ratings with major credit rating agencies; (ii) the prevailing interest rates being paid by other companies similar to us; (iii) our financial condition, financial performance and future prospects; and (iv) the overall condition of the financial markets.

The condition of the financial markets and prevailing interest rates have fluctuated significantly in the past and may fluctuate in the future. Such fluctuations could have an adverse effect on the liquidity and price of the Notes.

In addition, credit rating agencies periodically review their ratings and ratings methodologies for the companies that they follow, including Regions, the issuer of the Notes, and Regions Bank, our depository institution subsidiary. A negative change in ratings could have an adverse effect on the liquidity and price of the Notes.

A credit rating is not a recommendation to buy, sell or hold securities and may be revised, suspended or withdrawn by the credit rating agency at any time.

The amount of interest payable on the Floating Rate Notes is set only once per period based on the 3-month U.S. dollar LIBOR rate on the interest determination date, which rate may fluctuate substantially.

In the past, the level of the 3-month U.S. dollar LIBOR rate has experienced significant fluctuations. You should note that historical levels, fluctuations and trends of the 3-month U.S. dollar LIBOR rate are not necessarily indicative of future levels. Any historical upward or downward trend in the 3-month U.S. dollar LIBOR rate is not an indication that the 3-month U.S. dollar LIBOR rate is more or less likely to increase or decrease at any time during a Floating Rate Notes Interest Period (as defined below), and you should not take the historical levels of the 3-month U.S. dollar LIBOR rate as an indication of its future performance. You should further note that although the actual 3-month U.S. dollar LIBOR rate on a floating rate note interest payment date or at other times during a Floating Rate Notes Interest Period may be higher than the 3-month U.S. dollar LIBOR rate on the applicable interest determination date, you will not benefit from the 3-month U.S. dollar LIBOR rate at any time other than on the interest determination date for such Floating Rate Notes Interest Period. As a result, changes in the 3-month U.S. dollar LIBOR rate may not result in a comparable change in the market value of the Floating Rate Notes.

Changes in banks’ inter-bank lending rate reporting practices or the method pursuant to which LIBOR is determined may adversely affect the value of the Floating Rate Notes.

LIBOR and other indices which are deemed “benchmarks” are the subject of recent national, international, and other regulatory guidance and proposals for reform. Some of these reforms are already effective while others are still to be implemented. These reforms may cause such benchmarks to perform differently than in the past, or have other consequences which cannot be predicted. In particular, regulators and law enforcement agencies in the United Kingdom and elsewhere are conducting criminal and civil investigations into whether the banks that contribute information to the British Bankers Association (BBA) in connection with the daily calculation of LIBOR may have been under-reporting or otherwise manipulating or attempting to manipulate LIBOR. A number of BBA member banks have entered into settlements with their regulators and law enforcement agencies with respect to this alleged manipulation of LIBOR. Actions by the regulators or law enforcement agencies, as well as ICE Benchmark Administration (the current administrator of LIBOR), may result in changes to the manner in which LIBOR is determined or the establishment of alternative reference rates. For example, on July 27, 2017, the U.K. Financial Conduct Authority announced that it intends to stop persuading or compelling banks to submit LIBOR rates after 2021. At this time, it is not possible to predict the effect of any such changes, any establishment of alternative reference rates or any other reforms to LIBOR that may be implemented in the United Kingdom or elsewhere. Uncertainty as to the nature of such potential changes, alternative reference rates or other reforms may adversely affect the trading market for notes the interest on which is determined by reference to LIBOR, such as the Floating Rate Notes. To the extent the 3-month U.S. dollar LIBOR rate is discontinued or is no longer quoted, the applicable base rate used to calculate interest on the Floating Rate Notes will be determined using the alternative methods described in “Description of Notes — Interest on the Floating Rate Notes.” Any of these alternative methods may result in interest payments that are lower than or that do not otherwise correlate over time with the payments that would have been made on the Floating Rate Notes if the 3-month U.S. dollar LIBOR rate was available in its current form. The final alternative method sets the interest rate for a Floating Rate Notes Interest Period at the same rate as the immediately preceding Floating Rate Notes Interest Period. More generally, any of the above changes or any other consequential changes to LIBOR or any other “benchmark” as a result of international, national, or other proposals for reform or other initiatives or investigations, or any further uncertainty in relation to the timing and manner of implementation of such changes, could have a material adverse effect on the value of and return on any notes based on or linked to a “benchmark”, such as the Floating Rate Notes.

CAPITALIZATION

The following table sets forth the consolidated capitalization of Regions as of June 30, 2017 (1) on an actual basis and (2) as adjusted to give effect to the issuance and sale of the Notes offered by this prospectus supplement. The information presented here is only a summary and should be read together with the financial information incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement.

	June 30, 2017
	Actual	As Adjusted for this offering
	(Dollars in millions)
Long-term debt:
Senior Notes:
% Senior Notes due 2022 offered hereby	$—	$
Senior Floating Notes due 2022 offered hereby	—
3.20% Senior Notes due February 2021	1,102		1,102
2.00% Senior Notes due May 2018	101		101
2.25% Senior Notes due September 2018	748		748
Subordinated Notes	1,549		1,549
Federal Home Loan Bank Advances	3,254		3,254
Other long-term debt	38		38
Valuation adjustments on hedged long-term debt	(27)		(27)

Total long-term debt	$6,765	$

Stockholder’s equity:
Preferred stock, Series A and Series B	$820		$820
Common Stock	12		12
Additional paid-in capital	16,828		16,828
Retained earnings (deficit)	1,089		1,089
Treasury stock, at cost	(1,377)		(1,377)
Accumulated other comprehensive loss, net	(479)		(479)

Total stockholder’s equity	$16,893		$16,893

Total Capitalization	$23,658	$

USE OF PROCEEDS

The net proceeds to us from the sale of the Notes, after deduction of estimated underwriting discounts and commissions and estimated expenses payable by us, will be approximately $            , and will be used by us for general corporate purposes. We may also use a portion of the net proceeds to repurchase shares of our common stock pursuant to our authorized stock repurchase program. However, we can provide no assurances that we will decide or be able to repurchase our common stock in the future.

DESCRIPTION OF NOTES

General

The Fixed Rate Notes and the Floating Rate Notes will each be a series of our senior debt securities. The Notes will mature at 100% of their principal amount on August     , 2022 (the “maturity date”). Each series of Notes will be issued under a senior indenture, dated as of August 8, 2005, as amended and supplemented by a supplemental indenture, to be dated as of                 , 2017, between us and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee. The senior indenture has been filed as an exhibit to the registration statement and as an exhibit to our Current Report on Form 8-K filed on August 9, 2005. Throughout this summary, we refer to both the senior indenture and supplemental indenture for each series of Notes together as the indenture. The trustee’s main role is to enforce your rights against us if we default. The following description of the Notes may not be complete and is subject to and qualified in its entirety by reference to the indenture. Wherever we refer to particular sections or defined terms of the indenture, it is our intent that those sections or defined terms will be incorporated by reference in this prospectus supplement.

The Notes will be issued in fully registered book-entry form without coupons and in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. We do not intend to apply for the listing of the Notes on any securities exchange. The Notes will be unsecured and will rank equally among themselves and with all of our other unsecured and unsubordinated indebtedness. The Notes will not be guaranteed by any of our subsidiaries. Our subsidiaries may, without notice or consent of the holders of the Notes, incur additional debt or liabilities in the future, all of which would rank structurally senior to the Notes. Regions may from time to time, without notice or consent of the holders of the Notes, incur additional senior indebtedness ranking equally with the Notes, as well as additional subordinated indebtedness ranking junior to the Notes. As of June 30, 2017, the aggregate amount of all debt and other liabilities of our subsidiaries, including deposits, was approximately $106.0 billion.

Since we are a holding company, our rights and the rights of our creditors, including holders of the Notes, to participate in the assets of any of our subsidiaries upon the liquidation or reorganization of any of our subsidiaries will be subject to prior claims of the creditors of any such subsidiary, including, in the case of Regions Bank, its depositors, except to the extent that we are a creditor of such subsidiary with recognized claims against the subsidiary. Claims on our subsidiaries by creditors other than us may include claims with respect to long-term debt and substantial obligations with respect to deposit liabilities, federal funds purchased, securities sold under repurchase agreements, other short-term borrowings and various other financial obligations.

The Notes will be subject to defeasance under the conditions described below in “—Discharge, Defeasance and Covenant Defeasance.” Except in connection with certain optional redemption circumstances for the Fixed Rate Notes described under “—Redemption,” no additional amounts or make-whole amounts, as those terms are defined in the indenture, will be payable with respect to the Notes. The Notes are not savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries and are not insured by the Federal Deposit Insurance Corporation, the FRB or any other governmental agency or instrumentality.

The Fixed Rate Notes will initially be limited to an aggregate principal amount of $            , and the Floating Rate Notes will initially be limited to an aggregate principal amount of $            . We may, without the consent of the holders of the applicable series of Notes, increase the principal amount of the Notes by issuing additional notes in the future on the same terms and conditions, except for any differences in the issue date, the issue price and interest accrued prior to the date of issuance of the additional Notes, and with the same CUSIP number as the applicable Notes offered by this prospectus supplement; provided that if any additional notes are not fungible with the applicable Notes offered by this prospectus supplement for U.S. federal income tax purposes, such additional notes will be issued under a separate CUSIP number. Each series of Notes offered by this prospectus supplement and any additional notes of such series would rank equally and ratably and would be treated as a single series for all purposes under the indenture for the applicable series of Notes.

Payments of principal and interest to owners of the book-entry interests described below are expected to be made in accordance with the procedures of The Depository Trust Company and its participants, including Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V., as operator of the Euroclear System. When we refer to a “business day” with respect to the Notes, we mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

Interest on the Fixed Rate Notes

The Fixed Rate Notes will bear interest at an annual rate equal to     %. Interest on the Fixed Rate Notes will be payable semi-annually in arrears on February and August of each year, beginning on February     , 2018, to the persons in whose names the Fixed Rate Notes are registered at the close of business on the preceding January and July     , respectively, of each year. Interest on the Fixed Rate Notes at the maturity date will be payable to the persons to whom principal is payable. Interest on the Fixed Rate Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest payments on the Fixed Rate Notes will be the amount of interest accrued from and including August     , 2017 or the most recent interest payment date on which interest has been paid to but excluding the interest payment date, redemption date or the maturity date, as the case may be (each, a “Fixed Rate Notes Interest Period”).

If an interest payment date or the maturity date falls on a day that is not a business day, the related payment of interest and principal will be made on the next day that is a business day, and no interest on the Fixed Rate Notes or such payment will accrue for the period from and after such interest payment date or maturity date, as the case may be.

Interest on the Floating Rate Notes

Interest on the Floating Rate Notes will be payable quarterly in arrears on February     , May     , August      and November      of each year, beginning on November     , 2017, subject to the Business Day Convention (as defined below), and until the principal of such Floating Rate Notes is paid or duly made available for payment. Interest on the Floating Rate Notes will accrue from and including August     , 2017.

Interest on the Floating Rate Notes will be paid to the persons in whose names the Floating Rate Notes are registered at the close of business on the fifteenth calendar day immediately preceding the applicable floating rate note interest payment date, whether or not such day is a business day.

The interest rate on the Floating Rate Notes for the first Floating Rate Notes Interest Period will be the 3-month U.S. dollar LIBOR, as determined on August     , 2017, plus     %. Thereafter, the interest rate on the Floating Rate Notes for any Floating Rate Notes Interest Period will be the 3-month U.S. dollar LIBOR, as determined on the applicable Interest Determination Date, plus     %. The interest rate on the Floating Rate Notes will be reset on each Interest Reset Date. For each Interest Period, interest on the Floating Rate Notes will be calculated on the basis of the actual number of days in the Floating Rate Notes Interest Period divided by 360.

Deutsche Bank Trust Company Americas (the “Calculation Agent”) will determine 3-month U.S. dollar LIBOR in accordance with the following provisions: with respect to any Interest Determination Date, 3-month U.S. dollar LIBOR will be the rate for deposits in U.S. dollars having a maturity of three months commencing on the Interest Reset Date that appears on the designated LIBOR page as of 11:00 a.m., London time, on that Interest Determination Date. If no rate appears, 3-month U.S. dollar LIBOR, in respect of that Interest Determination Date, will be determined as follows: the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected and identified by us, to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars for the period of three months, commencing on the Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, then 3-month U.S. dollar LIBOR on that Interest Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, then 3-month U.S. dollar LIBOR on the Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on the Interest Determination Date by three major banks in the City of New York selected by and identified by us for loans in U.S. dollars to leading European banks, having a three-month maturity and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time; provided, however, that if the banks selected by and identified by us are not providing quotations in the manner described by this sentence, 3-month U.S. dollar LIBOR determined as of that Interest Determination Date will be 3-month U.S. dollar LIBOR in effect on that Interest Determination Date. The designated LIBOR page is the Reuters screen “LIBOR01,” or any successor service for the purpose of displaying the London interbank rates of major banks for U.S. dollars. The Reuters screen “LIBOR01” is the display designated as the Reuters screen “LIBOR01,” or such other page as may replace the Reuters screen “LIBOR01” on that service or such other service or services as may be denominated for the purpose of displaying London interbank offered rates for U.S. dollar deposits by ICE Benchmark Administration Limited (“IBA”) or its successor or such other entity assuming the responsibility of the IBA or its successor in calculating the LIBOR in the event the IBA or its successor no longer does so. All calculations made by the Calculation Agent for the purposes of calculating the interest rate on the Floating Rate Notes shall be conclusive and binding on the holders thereof, us and the trustee, absent manifest error.

If the date of maturity of any of the Floating Rate Notes is not a business day, the related payment of interest and principal will be made on the next day that is a business day, and no interest on the Floating Rate Notes or such payment will accrue for the period from and after such maturity date.

“Business Day Convention” means that if any floating rate note interest payment date (other than the maturity date) falls on a day that is not a business day, that floating rate note interest payment date will be postponed to the next succeeding business day unless that business day is in the next succeeding calendar month, in which case the floating rate note interest payment date will be the immediately preceding business day.

“Floating Rate Notes Interest Period” means the period beginning on, and including, a floating rate note interest payment date and ending on, but not including, the following floating rate note interest payment date; provided that (i) the first Floating Rate Notes Interest Period will begin on August     , 2017, and will end on, but not include, the first floating rate note interest payment date and (ii) the last Floating Rate Notes Interest Period will end on the redemption date, or for Floating Rate Notes that are not redeemed, the maturity date.

“Interest Determination Date” means, for each particular Interest Reset Date, the second London Business Day preceding such Interest Reset Date.

“Interest Reset Date” means, for each Floating Rate Notes Interest Period other than the first Floating Rate Notes Interest Period, the first day of such Floating Rate Notes Interest Period, subject to the Business Day Convention.

“London Business Day” means any weekday on which banking or trust institutions in London are not authorized generally or obligated by law, regulation or executive order to close.

Ranking

The Notes will be senior unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness and will be effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing such indebtedness, and structurally subordinated to the existing and future indebtedness of our subsidiaries. Because we are a holding company, our right to participate in any distribution of the assets of our banking or nonbanking subsidiaries, upon a subsidiary’s dissolution, winding-up, liquidation or reorganization or otherwise, and thus the ability of a holder of Notes to benefit indirectly from such distribution, is subject to prior claims of creditors of any such subsidiary, except to the extent that we may be a creditor of that subsidiary and our claims are recognized. There are legal limitations on the extent to which some of our subsidiaries, including Regions Bank, may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, us or some of our other subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay amounts due under our contracts or otherwise to make any funds available to us. Our subsidiaries may, without notice or consent of the holders of the Notes, incur additional debt and liabilities in the future, all of which would rank structurally senior to the Notes. As of June 30, 2017, our subsidiaries had, in the aggregate, outstanding debt and other liabilities, including deposits, of approximately $106.0 billion. All of such debt and other liabilities would rank structurally senior to the notes in case of liquidation or otherwise. As of June 30, 2017, Regions Financial Corporation (parent company only) had an aggregate of approximately $1.2 billion of outstanding senior debt and approximately $555 million of outstanding subordinated and junior subordinated debt.

Redemption

The Fixed Rate Notes may not be redeemed by us prior to February     , 2018. The Fixed Rate Notes may be redeemed by us, at our option, in whole or in part, at any time and from time to time after February     , 2018 and prior to July     , 2022 (one month prior to their maturity), at a redemption price equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest thereon to, but excluding, the redemption date:

•	100% of the aggregate principal amount of the Fixed Rate Notes to be redeemed; or

•	the sum of the present values of the remaining scheduled payments determined as provided below.

In determining the present values of the remaining scheduled payments that would be due assuming, for this purpose, that the Fixed Rate Notes matured on July     , 2022, we will discount such payments to the redemption date (not including any interest accrued to the redemption date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate (as defined below) plus     % (         basis points).

The Floating Rate Notes may not be redeemed by us prior to July     , 2022.

We may redeem either series of Notes at our option, in whole or in part, at any time or from time to time on or after July     , 2022 (one month prior to their maturity), at a redemption price equal to

100% of the aggregate principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date. Notwithstanding the foregoing, installments of interest on Notes that are due and payable on interest payment dates falling on or prior to the relevant redemption date will be payable to the holders of such Notes registered as such at the close of business on the relevant record date according to their terms and the provisions of the indenture.

If any Notes are redeemed, the redemption price payable to the holder of any Notes called for redemption will be payable on the applicable redemption date against the surrender to us or our agent of any certificate(s) evidencing the Notes called for redemption.

A notice of redemption shall be given by first class mail to the holders of record of the applicable series of Notes to be redeemed at their respective addresses appearing on the securities register with respect to the Notes (provided that, if the Notes are held in book-entry form through the DTC (as defined in “Book-Entry, Delivery and Form” below), we may give such notice in any manner permitted by DTC). Any notice of redemption shall be mailed at least 10 days and no more than 60 days before the redemption date, and each notice of redemption will include a statement setting forth, for the applicable series of Notes:

•	the redemption date (which must be a business day);

•	the redemption price and accrued interest to the redemption date, if any;

•	if less than all of the Notes are to be redeemed, the identification of the particular Notes to be redeemed, the principal amount of Notes to be redeemed, and a statement that, upon surrender of any certificate(s) evidencing the Notes called for redemption, the holder of such certificate(s) will receive, without charge, a new certificate(s) of authorized denominations for the principal amount of Notes represented by the original certificate(s) not redeemed on the redemption date;

•	that on the redemption date, the redemption price and accrued interest to the redemption date, if any, will become payable upon the Notes, or the portion thereof being redeemed, and, if applicable, that interest on any Notes redeemed shall cease to accrue on and after the redemption date;

•	the place or places where any certificate(s) evidencing the Notes called for redemption are to be surrendered for payment of the redemption price and accrued interest to the redemption date, if any; and

•	the CUSIP number of the Notes, if any.

Any notice of redemption mailed or otherwise delivered as described above shall be conclusively presumed to have been duly given, whether or not any holder of Notes receives such notice. Failure to duly give notice of redemption, or any defect in such notice, to any holder whose Notes are designated for redemption in whole or in part will not affect the validity of the proceedings for the redemption of any other Notes.

In the case of any redemption of only part of the Notes of either series then outstanding, the Notes to be redeemed will be selected by the Trustee using such method as the Trustee shall deem fair and appropriate, and which may provide for the selection for redemption of portions of the principal amount of Notes of a denomination larger than the minimum authorized denomination for the Notes.

On or prior to any redemption date, we will deposit with the trustee or a paying agent an amount of money sufficient to pay on the redemption date the redemption price of, and accrued interest to the redemption date (if any), all Notes to be redeemed on such date. After notice of a redemption has been given as described above, the Notes to be redeemed will, on the applicable redemption date, become due and payable at the redemption price, and from and after such redemption date, those Notes selected for redemption shall cease to bear interest.

The Notes will not be subject to repayment at the option of the holder at any time prior to maturity and will not be entitled to any sinking fund.

As used in this section:

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Fixed Rate Notes to be redeemed (assuming, for this purpose, that the Fixed Rate Notes matured on July     , 2022) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Fixed Rate Notes.

“Comparable Treasury Price” means, with respect to any redemption date for the Fixed Rate Notes, (i) the arithmetic average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if we obtain fewer than five such Reference Treasury Dealer Quotations, the arithmetic average of all such quotations for such redemption date.

“Independent Investment Banker” means, with respect to any redemption date for the Fixed Rate Notes, one of the Reference Treasury Dealers selected by us or, if such firms or any such successors, as the case may be, are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing selected by us.

“Primary Treasury Dealer” means a primary U.S. government securities dealer in the United States.

“Reference Treasury Dealers” means, with respect to any redemption date for the Fixed Rate Notes, (1) Goldman Sachs & Co. LLC (or its successor) or any of its affiliates that is a Primary Treasury Dealer, (2) J.P. Morgan Securities LLC (or its successor) or any of its affiliates that is a Primary Treasury Dealer, (3) Morgan Stanley & Co. LLC (or its successor) or any of its affiliates that is a Primary Treasury Dealer, (4) RBC Capital Markets LLC (or its successor) or any of its affiliates that is a Primary Treasury Dealer, and (5) one other Primary Treasury Dealer selected by us; provided, however, that if any of the foregoing ceases to be a Primary Treasury Dealer, we shall substitute therefor another Primary Treasury Dealer selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the arithmetic average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means:

•

the yield, under the heading which represents the average for the week immediately prior to the date of calculation, appearing in the most recently published statistical release appearing on the website of the Board of Governors of the Federal Reserve System or in another recognized electronic source, in each case as determined by the quotation agent in its sole discretion, and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity, for the maturity most closely corresponding to the remaining term of the Fixed Rate Notes to be redeemed, assuming for this purpose that the Fixed Rate Notes would mature on

July , 2022 (rather than the stated maturity date), or if no maturity is within three months before or after this time period, yields for the two published maturities most closely corresponding to this time period will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight-line basis, rounding to the nearest month; or

•	if the release or any successor release is not published during the week preceding the calculation date or does not contain such yields, the annual rate equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue, expressed as a percentage of its principal amount, equal to the Comparable Treasury Price for the redemption date.

The Treasury Rate will be calculated on the third business day preceding the redemption date.

Merger, Consolidation or Sale of Assets

We may consolidate with, or sell, lease or otherwise transfer all or substantially all of our assets to, or merge with or into, any other corporation, trust or other entity provided that:

•	we are the survivor in the merger, or the survivor, if not us, is an entity organized under the laws of the United States or a state of the United States and expressly assumes by supplemental indenture the due and punctual payment of the principal of and interest on all of the outstanding Notes and the due and punctual performance and observance of all of the covenants and conditions to be performed by us contained in the indenture;

•	immediately after giving effect to the transaction and treating any indebtedness that becomes an obligation of ours or one of our subsidiaries as a result of the transaction, as having been incurred by us or the subsidiary at the time of the transaction, no event of default under the indenture, and no event which, after notice or the lapse of time, or both, would become an event of default, shall have occurred and be continuing;

•	if, as a result of the transaction, our property or assets would be subject to a mortgage, pledge, lien, security interest or other encumbrance that would not be permitted under the indenture, we or such successor person, as the case may be, shall take steps to secure the Notes equally and ratably with all indebtedness secured in the transaction; and

•	certain other conditions that are described in the indenture are met.

Upon any such consolidation, merger, or sale, the successor corporation formed, or into which we are merged or to which we are sold, shall succeed to, and be substituted for, us under the indenture.

This covenant would not apply to any recapitalization transaction, change of control of us or a transaction in which we incur a large amount of additional debt unless the transactions or change of control included a merger or consolidation or transfer of all or substantially all of our assets. There are no covenants or other provisions in the indenture providing for a put or increased interest or that would otherwise afford holders of the Notes additional protection in the event of a recapitalization transaction, a change of control of us or a transaction in which we incur or acquire a large amount of additional debt.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a person.

Certain Covenants

Existence.    Except as permitted under “—Merger, Consolidation or Sale of Assets” above, we will do or cause to be done all things necessary to preserve and keep our and our subsidiaries’ legal existence, rights and franchises in full force and effect; provided, however, that we will not be required to preserve any right or franchise if we determine that the preservation of that right or franchise is no longer desirable in the conduct of our and our subsidiaries’ business as a whole and that its loss is not disadvantageous in any material respect to the holders of the Notes.

Maintenance of Properties.    We will cause all of our material properties used or useful in the conduct of our business or the business of any of our subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and we will cause to be made all necessary repairs, renewals, replacements, betterments and improvements for those properties, as we in our judgment believe is necessary so that we may carry on the business related to those properties properly and advantageously at all times; provided, however, that we will not be prevented from selling or otherwise disposing of our properties or the properties of our subsidiaries in the ordinary course of business.

Payment of Taxes and Other Claims.    We will pay or discharge, or cause to be paid or discharged, before they become delinquent,

•	all taxes, assessments and governmental charges levied or imposed upon us or any subsidiary of ours or upon our income, profits or property or that of any subsidiary of ours; and

•	all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or any subsidiary of ours;

provided, however, that we will not be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings.

Provision of Financial Information.    Whether or not we are subject to Section 13 or 15(d) of the Exchange Act, we will cause to be filed with the SEC the annual reports, quarterly reports and other documents which we would be required to file pursuant to Section 13 or 15(d) of the Exchange Act on or prior to the respective dates by which we are or would be required to file such documents if we were so subject. We will also:

•	file with the trustee copies of the annual reports, quarterly reports and other documents that we are or would be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act within 15 days of the date by which such documents would have been required to be filed with the SEC; provided, however, that a failure to file copies of any such reports or documents with the trustee shall not give rise to any right to accelerate the payment of principal of or interest on the Notes as described in “—Events of Default, Notice and Waiver;” and

•	if filing such documents with the SEC is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of those documents to any holder of the Notes.

Waiver of Certain Covenants.    We may choose not to comply with any term, provision or condition of the foregoing covenants, or with certain other terms, provisions or conditions with respect to the Notes (except any such term, provision or condition which could not be amended without the consent of all holders of the Notes of any series), if before or after the time for compliance with the covenant, term, provision or condition, the holders of at least a majority in principal amount of the Notes of any series either waive compliance in that instance or generally waive compliance with that covenant or condition. Unless the holders of the Notes of any series expressly waive compliance with a covenant and the waiver has become effective, our obligations and the duties of the trustee in respect of the term, provision, or condition will remain in full force and effect.

Sale or Issuance of Capital Stock in Principal Subsidiary Bank.    We will not be permitted, pursuant to the covenants in the indenture, directly or indirectly, to do any of the following:

•	sell, assign, pledge, transfer or otherwise dispose of or permit to be issued any shares of capital stock of a principal subsidiary bank or any securities convertible into or rights to subscribe to such capital stock, unless, after giving effect to that transaction and the shares to be issued upon conversion of such securities or exercise of such rights into that capital stock, we will own, directly or indirectly, at least 80% of the outstanding shares of capital stock of each class of that principal subsidiary bank; or

•	pay any dividend or make any other distribution in capital stock of a principal subsidiary bank, unless the principal subsidiary bank to which the transaction relates, after obtaining any necessary regulatory approvals, unconditionally guarantees payment of the principal and interest on the Notes.

The term “principal subsidiary bank” means any subsidiary bank, the consolidated assets of which constitute 50% or more of our consolidated assets. As of the date of this prospectus supplement, our principal subsidiary bank is Regions Bank. The indenture does not restrict the ability of the principal subsidiary bank to sell or dispose of assets.

The foregoing covenant in the indenture, however, does not prohibit any of the following:

•	any dispositions or dividends made by us or any principal subsidiary bank acting in a fiduciary capacity for any person or entity other than us or any principal subsidiary bank or to us or any of our wholly-owned subsidiaries;

•	the merger or consolidation of a principal subsidiary bank with and into another principal subsidiary bank;

•	the sale, assignment, pledge, transfer or other disposition of shares of voting stock of a principal subsidiary bank made by us or any subsidiary where:

•	the sale, assignment, pledge, transfer or other disposition is made, in the minimum amount required by law, to any person for the purpose of the qualification of such person to serve as a director;

•	the sale, assignment, pledge, transfer or other disposition is made in compliance with an order of a court or regulatory authority of competent jurisdiction or as a condition imposed by any such court or regulatory authority to the acquisition by us or any principal subsidiary bank, directly or indirectly, of any other corporation, trust or other entity;

•	the sale, assignment, pledge, transfer or other disposition of voting stock or any other securities convertible into or rights to subscribe to voting stock of a principal subsidiary bank, so long as:

•	any such transaction is made for fair market value as determined by our board of directors or the board of directors of the principal subsidiary bank disposing of such voting stock or other securities or rights, and

•	after giving effect to such transaction and to any potential dilution, we and our directly or indirectly wholly-owned subsidiaries will own, directly or indirectly, at least 80% of the voting stock of such principal subsidiary bank;

•	any of our principal subsidiary banks selling additional shares of voting stock to its stockholders at any price, so long as immediately after such sale, we own, directly or indirectly, at least as great a percentage of the voting stock of such subsidiary bank as we owned prior to such sale of additional shares; or

•	a pledge made or a lien created to secure loans or other extensions of credit by a principal subsidiary bank subject to Section 23A of the Federal Reserve Act.

Events of Default, Notice and Waiver

Each of the following “Events of Default” set forth in the indenture will be applicable to the notes:

(1)	we fail for 30 days to pay any installment of interest payable on the Notes;

(2)	we fail to pay the principal of the Notes when due;

(3)	we default in the performance of or breach any other covenant or agreement we made in the indenture with respect to the notes which has continued for 60 days after written notice as provided for in accordance with the indenture by the trustee or the holders of at least 25% in principal amount of the Notes of any series;

(4)	we default under a bond, debenture, note or other evidence of indebtedness for money borrowed by us that has a principal amount outstanding that is more than $50 million (other than non-recourse indebtedness) under the terms of the instrument under which the indebtedness is issued or secured, which default has caused the indebtedness to become due and payable earlier than it would otherwise have become due and payable, and the acceleration has not been rescinded or annulled, or the indebtedness is discharged, or there is deposited in trust enough money to discharge the indebtedness, within 30 days after written notice was provided to us by the trustee or the holders of at least 25% in principal amount of the Notes of any series in accordance with the indenture; and

(5)	certain events of bankruptcy, insolvency or reorganization of us or our principal subsidiary bank occur.

If there is a continuing Event of Default under the indenture with respect to the Notes (except for an Event of Default described in clause (3) above triggered by a failure on our part to file with the trustee copies of the annual reports, quarterly reports and other documents that we are or would be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act), then the trustee or the holders of not less than 25% of the total principal amount of the Notes of any series may declare immediately due and payable the principal amount of the Notes.

However, at any time after a declaration of acceleration with respect to the Notes then outstanding has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the Notes of any series may rescind and annul such declaration and its consequences if:

•	we deposit with the trustee all required payments of the principal of, and interest on the Notes (and, to the extent lawful, interest on overdue installments of interest) plus certain fees, expenses, disbursements and advances of the applicable trustee; and

•	all Events of Default, other than the nonpayment of accelerated principal of the Notes, have been cured or waived as provided in the indenture.

The indenture also provides that the holders of not less than a majority in principal amount of the Notes of any series may waive any past default with respect to the Notes and its consequences, except a default consisting of:

•	our failure to pay the principal of or interest on the Notes; or

•	a default relating to a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holders of each outstanding Note.

The trustee is generally required to give notice to the holders of the Notes within 90 days of a default of which the trustee has actual knowledge under the indenture unless the default has been cured or waived.

The indenture provides that no holder of the notes may institute a proceeding with respect to the indenture or for any remedy under the indenture, unless such holder has previously given notice to the trustee of an Event of Default and the trustee fails to act for 60 days after:

•	it has received a written request to institute proceedings in respect of an Event of Default from the holders of not less than 25% in principal amount of the Notes of any series, as well as an offer of indemnity satisfactory to the trustee; and

•	no direction inconsistent with such written request has been given to the trustee during that 60-day period by the holders of a majority in principal amount of the Notes of any series.

Subject to provisions in the indenture relating to the trustee’s duties in case of default, the trustee is not under an obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of the Notes, unless the holders of the Notes have offered to the trustee security or indemnity satisfactory to it. Subject to these provisions for the indemnification of the trustee, the holders of not less than a majority in principal amount of the Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. However, the trustee may refuse to follow any direction which is in conflict with any law or the indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of the Notes not joining in the direction.

Within 120 days after the close of each fiscal year, we must deliver to the trustee a certificate, signed by one of several specified officers, stating such officer’s knowledge of our compliance with all the conditions and covenants under the indenture and, in the event of any noncompliance, specifying such noncompliance and the nature and status of the noncompliance.

Modification of the Indenture

Modification and amendment of the indenture may be made only with the consent of the holders of not less than a majority in principal amount of the Notes of any series. However, no modification or amendment may, without the consent of each holder affected thereby, do any of the following:

•	change the stated maturity or due date of the principal of or interest payable on the Notes or change any place of payment where or the currency in which such principal and interest is payable;

•	reduce the principal amount of or the rate or amount of interest on the Notes;

•	impair the right to institute suit for the enforcement of any payment on or with respect to the Notes;

•	reduce the percentage of the holders of the Notes necessary to modify or amend the indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder, or to reduce the quorum or voting requirements contained in the indenture; or

•	modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants with respect to the Notes, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holders of the Notes.

We and the trustee may modify or amend the indenture, without the consent of any holder of the Notes for any of the following purposes:

•	to evidence the succession of another person to us as obligor under the indenture;

•	to add to the covenants for the benefit of the holders of the notes or to surrender any right or power conferred upon us in the indenture;

•	to add Events of Default for the benefit of the holders of the Notes;

•	to add or change any provisions of the indenture to facilitate the issuance of Notes in bearer form, or to permit or facilitate the issuance of Notes in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the Notes in any material respect;

•	to add, change or eliminate any provisions of the indenture, provided that any such addition, change or elimination shall:

•	neither (a) apply to any Note created prior to the execution of the supplemental indenture effectuating such addition, change or elimination and entitled to the benefit of such provision, nor (b) modify the rights of the holder of such Note with respect to such provision, or

•	become effective only when there are no notes outstanding under the indenture;

•	to secure the Notes;

•	to evidence and provide for the acceptance or appointment of a successor trustee with respect to the Notes or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to cure any ambiguity, defect or inconsistency in the indenture;

•	to make any other provisions with respect to matters or questions arising under the indenture which shall not be inconsistent with the provisions of the indenture or to make any other changes, provided that in each case, such provisions shall not adversely affect the interests of the holders of the Notes in any material respect;

•	to the extent not otherwise inconsistent with the indenture, to conform the terms of the Notes or the indenture with the description set forth in this prospectus supplement;

•	to close the indenture with respect to the authentication and delivery of additional Notes or to qualify, or maintain qualification of, the indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”); and

•	to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of the Notes pursuant to the terms of the indenture; provided that in each case that any such action shall not adversely affect the holders of the notes in any material respect.

Discharge, Defeasance and Covenant Defeasance

Under the indenture, we may discharge certain obligations to holders of the Notes that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year. We can discharge these obligations by irrevocably depositing with the trustee funds in United States dollars in an amount sufficient to pay the entire indebtedness on the Notes, including the principal of and interest payable on the notes to the date of the deposit, if the Notes have become due and payable, or to the maturity date, if the Notes have not yet become due and payable.

We may also elect either of the following:

•	to be defeased and discharged from any and all obligations with respect to the Notes (“legal defeasance”); except our obligations to:

•	register the transfer or exchange of the Notes,

•	replace temporary or mutilated, destroyed, lost or stolen Notes,

•	maintain an office or agency for the Notes, and

•	to hold moneys for payment in trust; or

•	to be defeased and discharged from certain of our obligations under “—Certain Covenants,” including “—Certain Covenants—Sale or Issuance of Capital Stock in Principal Subsidiary Bank,” with respect to the Notes and our obligations described under “—Merger, Consolidation or Sale of Assets” or, to the extent permitted by the terms of the Notes, our obligations with respect to any other covenant (“covenant defeasance”).

If we choose to defease and discharge our obligations under the covenants with respect to the Notes, any failure to comply with the obligations imposed on us by the covenants will not constitute a default or an Event of Default with respect to the Notes. However, to make either election, we must irrevocably deposit with the trustee, in trust, an amount, in United States dollars, in United States government obligations or both, that will provide sufficient funds to pay the principal of (and premium, if any) and interest on the Notes on the relevant scheduled due dates.

We may defease and discharge our obligations as described in the preceding paragraphs only if, among other things:

•	we have delivered to the trustee an opinion of counsel to the effect that the holders of the Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of the legal defeasance or covenant defeasance described in the previous paragraphs and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. In the case of legal defeasance, the opinion of counsel must refer to and be based upon a ruling of the Internal Revenue Service (“IRS”) or a change in applicable United States federal income tax laws occurring after the date of the indenture;

•	after the 91st day following the deposit, the trust funds deposited with the trustee to pay the principal of and interest on the Notes on the relevant scheduled due dates will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and general principles of equity;

•	any such legal defeasance or covenant defeasance, as the case may be, does not result in, or constitute, a breach or violation of an indenture or any other material agreement which we are a party to or obligated under; and

•	no Event of Default, or event that with notice or lapse of time or both will be an Event of Default, has occurred and is continuing with respect to the Notes.

In the event we effect covenant defeasance with respect to the Notes and the notes are declared due and payable because of the occurrence of any Event of Default, the amount on deposit with the trustee will still be sufficient to pay amounts due on the Notes at the time of their maturity date but may not be sufficient to pay amounts due on the Notes at the time of the acceleration resulting from the Event of Default. In this case, we would remain liable to make payment of such amounts due at the time of acceleration.

Same-Day Settlement and Payment

Initial settlement for the Notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

Trustee and Calculation Agent

Deutsche Bank Trust Company Americas will act as trustee for the Notes and the Calculation Agent for the Floating Rate Notes. From time to time, we and some of our subsidiaries may maintain deposit accounts and conduct other banking transactions, including lending transactions, with Deutsche Bank Trust Company Americas in the ordinary course of business. Additionally, we maintain banking relationships with Deutsche Bank Trust Company Americas and its affiliates in the ordinary course of business. These banking relationships include Deutsche Bank Trust Company Americas serving as trustee under the indenture involving our existing debt securities, serving as trustee in connection with trust preferred securities that were issued by our financing trusts, and providing us with general banking services. Upon the occurrence of an Event of Default or an event which, after notice or lapse of time or both, would become an Event of Default under the Notes, or upon the occurrence of a default under another indenture under which Deutsche Bank Trust Company Americas serves as trustee, the trustee may be deemed to have a conflicting interest with respect to the other debt securities as to which we are not in default for purposes of the Trust Indenture Act and, accordingly, may be required to resign as trustee under the indenture. In that event, we would be required to appoint a successor trustee.

Miscellaneous

We, or our affiliates, may from time to time purchase any of the Notes that are then outstanding, by tender in the open market or by private agreement.

Notices

Any notices required to be given to the holders of the Notes will be given to DTC.

Governing Law

The indenture and the Notes are governed by and will be construed in accordance with the laws of the State of New York.

BOOK-ENTRY, DELIVERY AND FORM

The Depository Trust Company, which we refer to along with its successors in this capacity as “DTC”, will act as securities depository for the Notes. The Notes will be issued only as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One or more fully registered global security certificates, representing the total aggregate number of Notes, will be issued for the Notes and will be deposited with DTC.

Investors may elect to hold beneficial interests in the global security certificates representing the Notes through either DTC, in the United States, Clearstream Banking, société anonyme (“Clearstream”), and Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), if they are participants in these systems, or indirectly through organizations which are participants in these systems.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by a number of Direct Participants of DTC and members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation and Emerging Markets Clearing Corporation (also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the Financial Industry Regulatory Authority (“FINRA”). Access to the depository system is also available to others, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC rules applicable to DTC’s participants are on file with the SEC. More information about DTC can be found at www.dtcc.com or www.dtc.org.

Purchase of Notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the Notes on DTC’s records. The ownership interest of each actual purchaser (which we refer to as “beneficial owners”) of the Notes will be recorded on the Direct or Indirect Participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the Notes except in the event that use of the book-entry system for the Notes is discontinued.

To facilitate subsequent transfers, all global security certificates deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the Notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts the Notes are credited, which may or may not be the beneficial owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to DTC. If less than all of the securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to any securities unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the Notes are credited on the record date (identified in a listing attached to the omnibus proxy).

If DTC notifies us that it is unwilling or unable to continue as depository for the global securities relating to the Notes or if at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act, if so required by applicable law or regulation, we will appoint a successor depository. If we do not appoint such successor depository within 90 days after we receive such notice or become aware of such unwillingness, inability or ineligibility, or an event of default under the indenture with respect to the Notes has occurred and is continuing and the beneficial owners representing a majority in principal amount of the Notes advise DTC to cease acting as depository for the Notes, we will issue Notes in certificated form (the “Certificated Notes”) in exchange for that global security. In addition, we may at any time and in our sole discretion decide not to have the Notes represented by global securities. In such event, we will issue Certificated Notes in exchange for all of the Notes represented by global securities. The Certificated Notes issued in exchange for those global securities will be in the same minimum denominations and be of the same aggregate principal amount and tenor as the portion of each global security to be exchanged. Except as provided above, owners of beneficial interests in a global security will not be entitled to receive physical delivery of Certificated Notes and will not be considered the registered holders of the Notes for any purpose, including receiving payments of principal or interest.

As long as DTC or its nominee is the registered owner of the global security certificates, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all Notes represented by these certificates for all purposes under the instruments governing the rights and obligations of holders of such Notes. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

•	will not be entitled to have such global security certificates or the Notes represented by these certificates registered in their names;

•	will not receive or be entitled to receive physical delivery of securities certificates in exchange for beneficial interests in global security certificates; and

•	will not be considered to be owners or holders of the global security certificates or any Notes represented by these certificates for any purpose under the instruments governing the rights and obligations of holders of such Notes.

All redemption proceeds, distributions and interest payments on the Notes and all transfers and deliveries of such Notes will be made to Cede & Co., or such other nominee, as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuer or its agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that participant and not of DTC, the trustee, the issuer or any affiliate thereof, or any of their agents, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuer or its agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of Direct and Indirect Participants.

Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges, redemptions and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by DTC from time to time. Regions will not have any responsibility or liability for any aspect of DTC’s or any Direct or Indirect Participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of DTC’s records or any Direct or Indirect Participant’s records relating to these beneficial ownership interests.

Neither Regions, nor any of the underwriters or the trustee, will have any responsibility for the performance by DTC or its Direct Participants or Indirect Participants of their respective obligations under the rules and procedures governing DTC.

The information in this section concerning DTC and its book-entry system has been obtained from sources that Regions believes to be accurate, but we assume no responsibility for the accuracy thereof.

Clearstream and Euroclear.    Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Beneficial interests in the global securities representing the Notes will be held in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries.

Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier and the Banque Centrale du Luxembourg, which supervise and oversee the activities of Luxembourg banks. Clearstream Participants are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, and may include the underwriters or their affiliates. Indirect access to

Clearstream is available to other institutions that clear through or maintain a custodial relationship with a Clearstream Participant. Clearstream has established an electronic bridge with Euroclear as the operator of the Euroclear System (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream and the Euroclear Operator.

Distributions with respect to the Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear holds securities and book-entry interests in securities for participating organizations (“Euroclear Participants”) and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Euroclear provides Euroclear Participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services. Euroclear Participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations, and may include the underwriters or their affiliates. Non-participants in Euroclear may hold and transfer beneficial interests in a global security through accounts with a Euroclear Participant or any other securities intermediary that holds a book-entry interest in a global security through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Transfers between Euroclear Participants and Clearstream Participants will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers between DTC’s participating organizations (“DTC Participants”), on the one hand, and Euroclear Participants or Clearstream Participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global security in DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a Euroclear Participant or Clearstream Participant purchasing an interest in a global security from a DTC Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear Participant or Clearstream Participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security related to the Notes by or through a Euroclear Participant or Clearstream Participant to a DTC Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following the DTC’s settlement date.

The information in this section concerning Euroclear and Clearstream and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of that information.

None of us, any of the underwriters or the trustee will have any responsibility for the performance by Euroclear or Clearstream or their respective participants of their respective obligations under the rules and procedures governing their operations.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

This section describes the material United States federal income tax consequences of owning the Notes we are offering. It applies to you only if you acquire Notes in the initial offering at the offering price and you hold your Notes as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies,

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a bank,

•	an insurance company,

•	a tax-exempt organization,

•	a person that owns Notes that are a hedge or that are hedged against interest rate risks,

•	a person that owns Notes as part of a straddle or conversion transaction for tax purposes,

•	a person that purchases or sells Notes as part of a wash sale for tax purposes,

•	a United States holder (as defined below) whose functional currency for tax purposes is not the United States dollar,

•	a United States expatriate, or

•	a person liable for alternative minimum tax.

If you purchase Notes at a price other than the initial offering price, the amortizable bond premium or market discount rules may also apply to you. You should consult your tax advisor regarding this possibility.

This section is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These authorities are subject to change, possibly on a retroactive basis.

If a partnership holds the Notes, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Notes should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Notes.

Please consult your own tax advisor concerning the consequences of owning these Notes in your particular circumstances under the Code and the laws of any other taxing jurisdiction.

United States Holders

This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of a Note and you are for United States federal income tax purposes:

•	a citizen or individual resident of the United States,

•	a domestic corporation,

•	an estate whose income is subject to United States federal income tax regardless of its source, or

•	a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are not a United States holder, this subsection does not apply to you and you should refer to “Non-United States Holders” below.

Payments of Interest.    You will be taxed on interest on your Note as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

Purchase, Sale and Retirement of the Notes.    Your tax basis in your Note generally will be its cost. You will generally recognize capital gain or loss on the sale or retirement of your Note equal to the difference between the amount you realize on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest (which will be taxable as ordinary income to the extent not previously included in income), and your tax basis in your Note. Capital gain of a non-corporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations.

Medicare Tax.    A United States holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the United States holder’s “net investment income” (or undistributed “net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the United States holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income generally includes its interest income and its net gains from the disposition of Notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the Notes.

Non-United States Holders

This subsection describes the tax consequences to a non-United States holder. You are a non-United States holder if you are the beneficial owner of a Note and are, for United States federal income tax purposes:

•	a non-resident alien individual,

•	a foreign corporation, or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a Note.

If you are a United States holder, this subsection does not apply to you.

If you are a non-United States holder, under current United States federal income tax law, no withholding of United States federal income tax will apply to a payment of interest on a Note under the “Portfolio Interest Exemption,” provided that:

•	the payment of interest is not effectively connected with your conduct of a trade or business in the United States;

•	you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	you are not a controlled foreign corporation that is related directly or constructively to us through stock ownership; and

•	you satisfy the statement requirement by providing to the paying agent, in accordance with specified procedures, a statement to the effect that you are not a United States person (generally through the provision of a properly executed IRS Form W-8BEN or W-8BEN-E).

If you cannot satisfy the requirements of the Portfolio Interest Exemption described above, payments of interest on the Notes made to you would be subject to a 30% United States federal withholding tax, unless you provide your withholding agent with a properly executed (i) IRS Form W-8BEN or W-8BEN-E or other applicable certification claiming an exemption from or reduction of withholding under an applicable United States income tax treaty; or (ii) IRS Form W-8ECI stating that the payment of interest on the Notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

Any gain realized on the disposition of a Note generally will not be subject to United States federal income tax unless:

•	that gain is effectively connected with your conduct of a trade or business in the United States (and, if one of certain tax treaties applies, is attributable to a permanent establishment maintained by you within the United States); or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

If you are engaged in a trade or business in the United States (and, if one of certain tax treaties applies, if you maintain a permanent establishment within the United States in connection with that trade or business) and the interest or gain on the Notes is effectively connected with the conduct of that trade or business (and, if one of certain tax treaties applies, attributable to that permanent establishment), you will be subject to United States federal income tax on the interest or gain on a net income basis in the same manner as if you were a United States holder. In addition, a non-United States holder that is a foreign corporation that is engaged in a trade or business in the United States may be subject to a 30% (or, if one of certain tax treaties applies, any lower rates as provided in that treaty) branch profits tax on any interest or gain that is effectively connected with the conduct of that trade or business.

FATCA Withholding

Pursuant to sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax (“FATCA withholding”) may be imposed on certain payments to you or to certain foreign financial institutions, investment funds and other non-United States persons receiving payments on your behalf if you or such persons fail to comply with certain information reporting requirements. Such payments will include United States source interest and the gross proceeds from the sale or other disposition of Notes that can produce United States source interest. Payments of interest that you receive in respect of the Notes could be affected by this withholding if you are subject to the FATCA information reporting requirements and fail to comply with them or if you hold Notes through a non-United States person (e.g., a foreign bank or broker) that fails to comply with these requirements (even if payments to you would not otherwise have been subject to FATCA withholding). Payments of gross proceeds from a sale or other disposition of Notes could also be subject to FATCA withholding unless such disposition occurs before January 1, 2019.

We will not pay any additional amounts in respect of FATCA withholding, so if this withholding applies you will receive significantly less than the amount that you would have otherwise received with respect to your Notes. Depending on your circumstances, you may be entitled to a refund or credit in respect of some or all of this withholding. However, even if you are entitled to have any such withholding refunded, the required procedures could be cumbersome and significantly delay your receipt of any withheld amounts.

You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

Backup Withholding and Information Reporting

In general, if you are a United States holder, we and other payors are required to report to the IRS all payments of principal, premium, if any, and interest on your Note, unless you are an exempt recipient, and provide any required proof of your status. In addition, we and other payors are required to report to the IRS any payment of proceeds from the disposition of a Note by you before maturity within the United States. Additionally, backup withholding may apply to any such payments if you fail to provide an accurate taxpayer identification number or a certification that you are not subject to backup withholding, or you are notified by the IRS that you have failed to report all interest and dividends required to be shown on your United States federal income tax returns.

In general (and except as described below), if you are a non-United States holder, backup withholding and information reporting will not apply to the payment of interest to you on the Notes, or to the proceeds from the disposition of the Notes by you, in each case, if you certify under penalties of perjury that you are a non-United States person and the payor does not have actual knowledge or reason to know to the contrary. However, the amount of interest payments, the name and address of the beneficial owner and the amount, if any, of tax withheld with respect to these payments may be reported to the IRS. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will generally be allowed as a refund or a credit against your United States federal income tax liability, provided the required information is timely furnished to the IRS.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of our Notes by employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) plans described in Section 4975 of the Code, including individual retirement accounts (each, an “IRA”) or Keogh Plans, plans subject to any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, “Similar Laws”), and entities whose underlying assets are considered to be “plan assets” of any such plan, account or arrangement (each, a “Plan”).

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such ERISA Plan or the management or disposition of the assets of such ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan. A fiduciary of a Plan should consider the fiduciary standards of ERISA or other applicable Similar Laws in the context of the Plan’s particular circumstances before authorizing an investment in our Notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA, if applicable, and any applicable Similar Laws and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA, the Code or any applicable Similar Laws.

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the ERISA Plan, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. In addition, the fiduciary of the ERISA Plan that engaged in such non-exempt prohibited transaction may be subject to penalties under ERISA and the Code. In the case of an IRA, the occurrence of a prohibited transaction could cause the IRA to lose its tax-exempt status. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code, but may be subject to Similar Laws.

The acquisition or holding of our Notes by an ERISA Plan or any entity whose underlying assets include “plan assets” by reason of any ERISA Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we, the agents or any of our respective affiliates is a party in interest or disqualified person may result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, unless our Notes are acquired and held (and to the extent applicable, disposed of) pursuant to an applicable statutory, class or prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of our Notes. These exemptions include PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of certain securities like our Notes, provided that neither we nor any of our affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the ERISA Plan involved in the transaction, and provided further that the ERISA Plan pays no more than, and receives no less than “adequate consideration” in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, our Notes should not be acquired or held by any person investing “plan assets” of any Plan, unless such acquisition and holding will not constitute (i) a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or (ii) a similar violation of any applicable Similar Laws for which there is no applicable statutory, regulatory or administrative exemption.

Any purchaser, holder or subsequent transferee of our Notes or any interest therein will be deemed to have represented by its purchase and holding of our Notes or any interest therein that either (1) it is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing our Notes on behalf of or with the assets of any Plan, Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase and holding of our Notes will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code or a similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing our Notes on behalf of or with the assets of any Plan, Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the potential applicability of ERISA and Section 4975 of the Code and the availability of exemptive relief under any of the PTCEs described above, or the potential consequences of any purchase under Similar Laws, as applicable. The acquisition, holding and, to the extent relevant, disposition of our Notes by or to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plan, Plan Asset Entity or Non-ERISA Arrangement generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for any such Plan, Plan Asset Entity or Non-ERISA Arrangement generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

UNDERWRITING (CONFLICTS OF INTEREST)

We are offering the Notes described in this prospectus supplement through a number of underwriters. We have entered into an underwriting agreement with the underwriters listed below for whom Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and Regions Securities LLC are acting as representatives of the several underwriters named in Schedule I thereto. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of Notes listed next to its name below:

Underwriters	Aggregate Principal Amount of Fixed Rate Notes	Aggregate Principal Amount of Floating Rate Notes
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
RBC Capital Markets, LLC
Regions Securities LLC

Total

The underwriting agreement provides that the underwriters are obligated to purchase all of the Notes if any are purchased.

The underwriters propose to offer each series of Notes initially at the applicable public offering price on the cover page of this prospectus supplement and to selling group members at that price less a selling concession of     % of the principal amount of the Fixed Rate Notes and less a selling concession of     % of the principal amount of the Floating Rate Notes. The underwriters and the selling group members may allow a discount of     % of the principal amount of the Fixed Rate Notes and a discount of     % of the principal amount of the Floating Rate Notes on sales to other brokers/dealers. After the initial offering of the Notes, the price to public and other selling terms may from time to time be varied by the underwriters. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The aggregate proceeds to us are set forth on the cover page of this prospectus supplement before deducting our expenses in offering the Notes. We estimate that we will spend approximately $             for expenses, excluding underwriting discounts, allocable to the offering.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments that the underwriters may be required to make in respect thereof.

The Notes are new issues of securities with no established trading market. One or more underwriters have indicated that they intend to make a secondary market for the Notes. However, they are not obligated to do so and may discontinue making a secondary market for the Notes at any time without notice. No assurance can be given as to how liquid the trading market for the Notes will be.

In connection with the offering, the underwriters may engage in transactions that stabilize the market price of the Notes. Such transactions consist of bids or purchases to peg, fix or maintain the price of the Notes. If the underwriters create a short position in the Notes in connection with the offering, i.e., if they sell more Notes than are listed on the cover page of this prospectus supplement, the underwriters may reduce that short position by purchasing Notes in the open market. Purchases of a security to stabilize the price or to reduce a short position may cause the price of the security to be higher than it might be in the absence of these purchases.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies.

Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend.

Conflicts of Interest

Regions Securities LLC, our subsidiary, is participating in this offering of Notes as an underwriter. Accordingly, this offering is being conducted in compliance with the provisions of FINRA Rule 5121. Regions Securities LLC is not permitted to sell the Notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the customer to which the account relates.

In the future, Regions Securities LLC or our other affiliates may repurchase and resell the Notes in market-making transactions, with resales being made at prices related to prevailing market prices at the time of the resale or at negotiated prices.

Selling Restrictions

Canada

The Notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Member State”) an offer to the public of the Notes may not be made in that Member State except that an offer to the public in that Member State may be made at any time with effect from and including the Relevant Implementation Date under the following exemptions under the Prospectus Directive:

(a) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives of the several underwriters; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any Notes in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. The expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) and includes any relevant implementing measure in each Member State.

This EEA Selling restriction is in addition to any other selling restrictions set out in this prospectus supplement and accompanying prospectus.

United Kingdom

Each underwriter has represented, warranted and agreed that,

(a) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (“FSMA”) with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and

(b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue and sale of such Notes in circumstances in which Section 21(1) of the FSMA does not apply to us.

This communication is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the FSMA (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan. Each underwriter has represented and agreed that it has not offered or sold, and will not offer or sell, any securities, directly or indirectly, in Japan or to, or for the benefit of, any Japanese person or to others, for re-offering or resale, directly or indirectly, in Japan or to a Japanese person, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law of Japan and any other applicable laws and regulations of Japan. For purposes of this paragraph, “Japanese person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Hong Kong

Each underwriter has represented and agreed that (a) it has not offered or sold and will not offer or sell in Hong Kong any Notes by means of any document other than (i) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) and any rules made thereunder or (ii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong, or which do not constitute an offer to the public within the meaning of that Ordinance and (b) it has not issued or had in its possession for the purposes of issue, and will not have in its possession for the purpose of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Singapore

This prospectus supplement and the accompanying prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except:

(1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2) where no consideration is or will be given for the transfer;

(3) where the transfer is by operation of law;

(4) as specified in Section 276(7) of the SFA; or

(5) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Switzerland

The Notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issue prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Swiss Exchange Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the Notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

VALIDITY OF THE NOTES

The validity of the Notes offered hereby will be passed upon for us by Sullivan & Cromwell LLP, New York, New York, and certain legal matters will be passed upon on behalf of Regions by Hope D. Mehlman, our Assistant General Counsel. Ms. Mehlman beneficially owns shares of our common stock and options to acquire additional shares of our common stock. The validity of the Notes offered hereby will be passed upon for the underwriters by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. Sullivan & Cromwell LLP has performed, and may in the future perform legal services for us and our affiliates.

EXPERTS

The consolidated financial statements of Regions Financial Corporation appearing in Regions Financial Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2016, and the effectiveness of Regions Financial Corporation’s internal control over financial reporting as of December 31, 2016, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

REGIONS FINANCIAL CORPORATION

Senior Debt Securities

Subordinated Debt Securities

Preferred Stock

Depositary Shares

Common Stock

Warrants

Stock Purchase Contracts

Units

The securities listed above may be offered by us and/or may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. Our common stock, depositary shares representing a 1/40th interest in a share of our 6.375% Non-Cumulative Perpetual Preferred Stock, Series A and depositary shares representing a 1/40th interest in a share of our 6.375% Non-Cumulative Perpetual Preferred Stock, Series B, are listed on The New York Stock Exchange and trade under the ticker symbols “RF”, “RFPrA” and “RFPrB”, respectively.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, directly to purchasers or through a combination of these methods, on a continuous or delayed basis from time to time.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

These securities will be our equity securities or unsecured obligations and are not savings accounts, deposits or other obligations of any bank or savings association and will not be insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Investing in the securities involves certain risks. See “Risk Factors” beginning on page 2 of this prospectus and contained in our annual report on Form 10-K for the year ended December 31, 2015, which is incorporated herein by reference, as well as any risk factors included in, or incorporated by reference into, the applicable prospectus supplement, to read about factors you should consider before buying any securities issued by us.

Neither the Securities and Exchange Commission, any state securities commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Prospectus dated February 23, 2016

Unless the context requires otherwise, references to “we,” “us,” “our,” “Regions” or similar terms are to Regions Financial Corporation and its subsidiaries.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration statement, we may offer and sell from time to time any combination of senior debt securities, subordinated debt securities, preferred stock, depositary shares, common stock, warrants, stock purchase contracts and units in one or more offerings up to an indeterminate total dollar amount. The debt securities, preferred stock, warrants, stock purchase contracts and units may be convertible into or exercisable or exchangeable for common or preferred stock or other securities issued by us or debt or equity securities issued by one or more other entities.

Each time we offer and sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

The distribution of this prospectus and any applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and any applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and any applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available at the offices of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call 212-656-5060.

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference, by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in all cases, if you are considering whether to rely on information contained in this prospectus or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any additional documents we file with the SEC in the future under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) until our offering is completed (other than information in such additional documents that are deemed, under the Exchange Act, in accordance with the Exchange Act and SEC rules, not to have been filed):

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•	Annual Report on Form 10-K for the year ended December 31, 2015;

•	Current Reports on Form 8-K filed on January 15, 2016 (filed portions only), February 8, 2016 and February 12, 2016;

•	Schedule 14A filed March 10, 2015; and

•	The description of our common stock contained in our current report on Form 8-K filed on July 1, 2004 with the SEC, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

Regions Financial Corporation

Investor Relations

1900 Fifth Avenue North,

Birmingham, Alabama 35203

(205) 581-7890

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. Neither we nor any underwriter or agent have authorized anyone else to provide you with additional or different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement or any document incorporated by reference is accurate as of any date other than the dates of the applicable documents.

THE COMPANY

Regions Financial Corporation is a Delaware corporation (NYSE symbol: RF) and financial holding company headquartered in Birmingham, Alabama, which operates throughout the South, Midwest and Texas. Regions is a member of the S&P 500 Index and is one of the nation’s largest full-service providers of consumer and commercial banking, wealth management, mortgage and insurance products and services. Through its subsidiary, Regions Bank, Regions operates 1,627 banking offices and 1,962 ATMs (as of December 31, 2015). At December 31, 2015, Regions had total consolidated assets of approximately $126.1 billion, total consolidated deposits of approximately $98.4 billion and total consolidated stockholders’ equity of approximately $16.8 billion. Additional information about us and our subsidiaries is included in the documents incorporated by reference in this prospectus under the heading “Where You Can Find More Information.”

Regions is a separate and distinct legal entity from our banking and other subsidiaries. A significant source of funds to pay dividends on our common and preferred stock and service our debt is dividends from our subsidiaries. Various federal and state statutes and regulations limit the amount of dividends that our banking and other subsidiaries may pay to us without regulatory approval.

Our principal executive offices are located at 1900 Fifth Avenue North, Birmingham, Alabama 35203, and our telephone number at that address is (205)  581-7890.

RISK FACTORS

Investing in securities issued by us involves certain risks. Before you invest in any securities issued by us, in addition to the other information included in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors contained in Item 1A under the caption “Risk Factors” and elsewhere in our annual report on Form 10-K for the fiscal year ended December 31, 2015, which is incorporated into this prospectus by reference, as updated by our annual or quarterly reports for subsequent fiscal years or fiscal quarters that we file with the SEC and that are so incorporated. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities.

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CONSOLIDATED EARNINGS RATIOS

Our consolidated ratio of earnings to fixed charges (from continuing operations) and earnings to fixed charges and preferred stock dividends for each of the five fiscal years ended December 31, 2015, 2014, 2013, 2012 and 2011 are as follows:

Twelve Months Ended December 31,
	2015	2014	2013	2012	2011
Ratio of Earnings to Fixed Charges
Excluding interest on deposits	8.03x	7.46x	6.47x	5.73x	1.57x
Including interest on deposits	5.69x	5.60x	4.79x	3.68x	1.27x
Ratio of Earnings to Fixed Charges and Preferred Stock Dividends
Excluding interest on deposits	6.21x	6.22x	5.86x	4.25x	1.05x
Including interest on deposits	4.76x	4.90x	4.47x	3.08x	1.03x

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities in the manner and for the purposes set forth in the applicable prospectus supplement, which may include general corporate purposes.

VALIDITY OF THE SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities may be passed upon for us by Hope D. Mehlman, our Assistant General Counsel, or such other legal officer as we may designate from time to time, and Sullivan & Cromwell LLP, New York, New York. Ms. Mehlman beneficially owns shares of our common stock and options to acquire additional shares of our common stock, and Sullivan & Cromwell LLP regularly performs legal services for us. Certain legal matters will be passed upon for any underwriters by the counsel to such underwriters specified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Regions Financial Corporation appearing in Regions Financial Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2015, and the effectiveness of Regions Financial Corporation’s internal control over financial reporting as of December 31, 2015, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

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$                 % Senior Notes due 2022

$             Senior Floating Rate Notes due 2022

                , 2017

Goldman Sachs & Co. LLC

J.P. Morgan

Morgan Stanley

RBC Capital Markets

Regions Securities LLC